Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report relating to the consolidated financial statements and financial statement schedules of Torchmark Corporation and subsidiaries (the “Company”), dated February 28, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph, and dated June 29, 2012 as to the effects of the retrospective application of accounting guidance adopted on January 1, 2012 for accounting for costs associated with acquiring or renewing insurance contracts described in Note 1), appearing in the Current Report on Form 8-K of the Company dated June 29 2012, and our report, dated February 28, 2012 on the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

June 29, 2012